COMMERCIAL LEASE AGREEMENT

THIS LEASE (this "Lease") dated this 1st day of August, 2015

BETWEEN:

Thomas & Laurie Rinehart of 7829 Alawai Avenue, Diamondhead, Mississippi, 39525

Telephone: (228) 222-5566 CELL - 228-282-9111 OR 228-238-5506

(the "Landlord")

OF THE FIRST PART

- AND -

BRANT COCHRAN of DYNAMIC ENVIRO, INC 2236 KILN WAVELAND CUTOFF RD, WAVELAND, MS.

(the "Tenant")

OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties to this Lease (the "Parties") agree as follows:

Definitions

1. When used in this Lease, the following expressions will have the meanings indicated:

   a. "Additional Rent" means all amounts payable by the Tenant under this Lease except Base Rent, whether or not specifically designated as Additional Rent elsewhere in this Lease;

   b. "Building" means the Lands together with all buildings, improvements, equipment, fixtures, property and facilities from time to time thereon, as from time to time altered, expanded or reduced by the Landlord in its sole discretion;

   c. "Common Areas and Facilities" mean:

i. those portions of the Building areas, buildings, improvements, facilities, utilities, equipment and installations in or forming part of the Building which from time to time are not designated or intended by the Landlord to be leased to tenants of the Building including, without limitation, exterior weather walls, roofs, entrances and exits, parking areas, driveways, loading docks and area, storage, mechanical and electrical rooms, areas above and below leasable premises and not included within leasable premises, security and alarm equipment, grassed and landscaped areas, retaining walls and maintenance, cleaning and operating equipment serving the Building; and

ii. those lands, areas, buildings, improvements, facilities, utilities, equipment and installations which serve or are for the useful benefit of the Building, the tenants of the Building or the Landlord and those having business with them, whether or not located within, adjacent to or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities;

d. "Lands" means the land legally described as:

i. Lots 16 & 17, Square 167, SHORELINE PARK SUBDIVISION, Unit 7, Add. 6, As Per The Official Map Or Plat On File And Of Record In The Office Of The Chancery Clerk Of Hancock County, Mississippi. (hereinafter referred to as "Premises").;

e. "Leasable Area" means with respect to any rentable premises, the area expressed in square feet of all floor space including floor space of mezzanines, if any, determined, calculated and certified by the Landlord and measured from the exterior face of all exterior walls, doors and windows, including walls, doors and windows separating the rentable premises from enclosed Common Areas and Facilities, if any, and from the center line of all interior walls separating the rentable premises from adjoining rentable premises. There will be no deduction or exclusion for any space occupied by or used for columns, ducts or other structural elements;

f. "Premises" means the building at __________, 2236 Kiln-Waveland Cutoff Rd., Waveland, MS, 39576 and comprises a Leasable Area of 3000 square feet.

g. "Rent" means the total of Base Rent and Additional Rent.

Intent of Lease

2. It is the intent of this Lease and agreed to by the Parties to this Lease that rent for this Lease will be on a gross rent basis meaning the Tenant will pay the Base Rent and any Additional Rent and the Landlord will be responsible for all other service charges related to the Premises and the operation of the Building save as specifically provided in this Lease to the contrary.

Leased Premises

3. The Landlord agrees to rent to the Tenant the building municipally described as __________, 2236 Kiln-Waveland Cutoff Rd., Waveland, MS, 39576, (the "Premises") and comprises a Leasable Area of 3000 square feet. The Premises are more particularly described as follows: Commercial Building with Parking. The Premises will be used for only the following permitted use (the "Permitted Use"):

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Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

Term

4. The term of the Lease commences at 12:00 noon on August 1, 2015 and ends at 12:00 noon on August 1, 2016.

5. Should the Tenant remain in possession of the Premises with the consent of the Landlord after the natural expiration of this Lease, a new tenancy from month to month will be created between the Landlord and the Tenant which will be subject to all the terms and conditions of this Lease but will be terminable upon either party giving one month's notice to the other party.

Rent

6. Subject to the provisions of this Lease, the Tenant will pay a base rent of ~~$0.00~~ $1800.00, payable per month, for the Premises (the "Base Rent").

7. The Tenant will pay the Base Rent on or before the First of each and every month of the term of this Lease to the Landlord at 7829 Alawai Avenue, Diamondhead, MS, 39525, or at such other place as the Landlord may later designate.

8. The Tenant will be charged an additional amount of $50.00 for any late payment of Rent.

9. For any rent review negotiation, the basic rent will be calculated as being the higher of the Base Rent payable immediately before the date of review and the Open Market Rent on the date of review.

Use and Occupation

10. The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carry on business under the name of DYNAMIC ENVIRO, INC. and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the Landlord.

11. The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

Security Deposit

12. On execution of this Lease, the Tenant will pay the Landlord a security deposit equal to the amount of $1,800.00 (the "Security Deposit") to be held by the Landlord without interest. The Landlord will return the Security Deposit to the Tenant at the end of this tenancy, less such deductions as provided in this Lease but no deduction will be made for damage due to reasonable wear and tear.

13. The Tenant may not use the Security Deposit as payment for the Rent.

Quiet Enjoyment

14. The Landlord covenants that on paying the Base Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

Distress

15. If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.

Overholding

16. If the Tenant continues to occupy the Premises without the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.

17. If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing in this clause contained will preclude the Landlord from taking action for recovery of possession of the Premises.

Additional Rights on Reentry

18. If the Landlord reenters the Premises or terminates this Lease, then:

  a. notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination will survive;

  b. the Landlord may use such reasonable force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for

and in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;

c. the Landlord may expel and remove, forcibly, if necessary, the Tenant, those claiming under the Tenant and their effects, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;

d. in the event that the Landlord has removed the property of the Tenant, the Landlord may store such property in a public warehouse or at a place selected by the Landlord, at the expense of the Tenant. If the Landlord feels that it is not worth storing such property given its value and the cost to store it, then the Landlord may dispose of such property in its sole discretion and use such funds, if any, towards any indebtedness of the Tenant to the Landlord. The Landlord will not be responsible to the Tenant for the disposal of such property other than to provide any balance of the proceeds to the Tenant after paying any storage costs and any amounts owed by the Tenant to the Landlord;

e. the Landlord may relet the Premises or any part of the Premises for a term or terms which may be less or greater than the balance of the term of this Lease remaining and may grant reasonable concessions in connection with such reletting including any alterations and improvements to the Premises;

f. after reentry, the Landlord may procure the appointment of a receiver to take possession and collect rents and profits of the business of the Tenant, and, if necessary to collect the rents and profits the receiver may carry on the business of the Tenant and take possession of the personal property used in the business of the Tenant, including inventory, trade fixtures, and furnishings, and use them in the business without compensating the Tenant;

g. after reentry, the Landlord may terminate the Lease on giving 5 days written notice of termination to the Tenant. Without this notice, reentry of the Premises by the Landlord or its agents will not terminate this Lease;

h. the Tenant will pay to the Landlord on demand:

   i. all rent, Additional Rent and other amounts payable under this Lease up to the time of reentry or termination, whichever is later;

ii. reasonable expenses as the Landlord incurs or has incurred in connection with the reentering, terminating, reletting, collecting sums due or payable by the Tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and

iii. as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated, at the option of the Landlord, either:

i. an amount determined by reducing to present worth at an assumed interest rate of twelve percent (12%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of the facts as may be reasonable in the circumstances; or

ii. an amount equal to the Base Rent and estimated Additional Rent for a period of six (6) months.

Tenant Improvements

19. The Tenant will obtain written permission from the Landlord before doing any of the following:

a. applying adhesive materials, or inserting nails or hooks in walls or ceilings other than two small picture hooks per wall;

b. painting, wallpapering, redecorating or in any way significantly altering the appearance of the Premises;

c. removing or adding walls, or performing any structural alterations;

d. installing a waterbed(s);

e. changing the amount of heat or power normally used on the Premises as well as installing additional electrical wiring or heating units;

f. placing or exposing or allowing to be placed or exposed anywhere inside or outside the Premises any placard, notice or sign for advertising or any other purpose; or

g. affixing to or erecting upon or near the Premises any radio or TV antenna or tower.

Utilities and Other Costs

20. The Tenant is responsible for the direct payment of the following utilities and other charges in relation to the Premises: electricity, water, sewer, telephone, Internet and cable.

21. The Tenant will also directly pay for the following utilities and other charges in relation to the Premises: ____

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Insurance

22. The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised that, if insurance coverage is desired by the Tenant, the Tenant should inquire of Tenant's insurance agent regarding a Tenant's Policy of Insurance.

Attorney Fees

23. All costs, expenses and expenditures including and without limitation, complete legal costs incurred by the Landlord on a solicitor/client basis as a result of unlawful detainer of the Premises, the recovery of any rent due under the Lease, or any breach by the Tenant of any other condition contained in the Lease, will forthwith upon demand be paid by the Tenant as Additional Rent. All rents including the Base Rent and Additional Rent will bear interest at the rate of

Twelve (12%) per cent per annum from the due date until paid.

Governing Law

24. It is the intention of the Parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Mississippi, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

25. If there is a conflict between any provision of this Lease and the applicable legislation of the State of Mississippi (the 'Act'), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.

Assignment and Subletting

26. The Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. An assignment, subletting, concession, or license, whether by operation of law or otherwise, will be void and will, at Landlord's option, terminate this Lease.

Bulk Sale

27. No bulk sale of goods and assets of the Tenant may take place without first obtaining the written consent of the Landlord, which consent will not be unreasonably withheld so long as the Tenant and the Purchaser are able to provide the Landlord with assurances, in a form satisfactory to the Landlord, that the Tenant's obligations in this Lease will continue to be performed and respected, in the manner satisfactory to the Landlord, after completion of the said bulk sale.

Additional Provisions

28. ____

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Maintenance

29. The Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Lease and any renewal of this Lease.

30. In particular, the Tenant will keep the fixtures in the Premises in good order and repair and keep the HVAC cleanThe Tenant will, at Tenant's sole expense, make all required repairs to the plumbing, range, heating apparatus, and electric and gas fixtures whenever damage to such items will have resulted from the Tenant's misuse, waste, or neglect or that of the Tenant's employee, family, agent, or visitor.

31. The Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.

32. The Tenant will professionally steam clean any carpets on a yearly basis and at the termination of this Lease or the Landlord may charge the Tenant or deduct the cost of having the carpets professionally steam cleaned from the security deposit.

33. Where the Premises has its own sidewalk, entrance, driveway or parking space which is for the exclusive use of the Tenant and its guests, the Tenant will keep the sidewalk, entrance, driveway or parking space clean, tidy and free of objectionable material including dirt, debris, snow and ice.

34. Where the Premises has its own garden or grass area which is for the exclusive use of the Tenant and its guests, the Tenant will water, fertilize, weed, cut and otherwise maintain the garden or grass area in a reasonable condition including any trees or shrubs in or about the Premises.

35. The Tenant will also perform the following maintenance in respect to the Premises: Parking Lot, Fences.

Care and Use of Premises

36. The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises.

37. The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

38. The Tenant will not engage in any illegal trade or activity on or about the Premises.

39. The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

Surrender of Premises

40. At the expiration of the lease term, the Tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.

Hazardous Materials

41. ____
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Rules and Regulations

42. The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.

General Provisions

43. Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord's rights under this Lease in respect of any subsequent defaults, breaches or nonperformance and will not defeat or affect in any way the Landlord's rights in respect of any subsequent default or breach.

44. This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

45. All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

46. Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.

IN WITNESS WHEREOF the Parties to this Lease have duly affixed their signatures under hand and seal, or by a duly authorized officer under seal, on this 1st day of August, 2015.

_______________________________ (Witness)

Thomas & Laurie Rinehart (Landlord)

(Tenant)

Per:______________________(SEAL)

_______________________________ (Witness)

Received from Brant Cochran $ 3600.00 for rent and security deposit.